                                                             FILED PURSUANT TO
                                                             RULE 424 (b) (3)
                                                             FILE NO: 333-36557
PROSPECTUS SUPPLEMENT NO. 3
(TO PROSPECTUS DATED DECEMBER 24, 1997, AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT NO. 1 DATED JANUARY 15, 1998 AND PROSPECTUS SUPPLEMENT NO. 2 DATED FEBRUARY 6, 1998)

                          PREMIERE TECHNOLOGIES, INC.

                                 $172,500,000

                5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                               ----------------

  This Prospectus Supplement relates to the offering for resale from time to time (the "Offering") by the holders of $172,500,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2004 (the "Notes") of Premiere Technologies, Inc., a Georgia corporation ("Premiere" or the "Company") and the shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company issuable upon the conversion of the Notes (the "Conversion Shares").

  This Prospectus Supplement is not complete without, and may not be delivered or utilized except together with, the Prospectus dated December 24, 1997, including any supplements or amendments thereto. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

  The line item "BancAmerica Robertson Stephens . . . 5,000,000, 151,515, 151,515" contained in the table set forth in the Prospectus under the caption "Selling Securityholders" is hereby deleted in its entirety and replaced with the following:

BancAmerica Robertson Stephens*....................... 8,015,000 242,878 242,878

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*As of March 5, 1998.


  The name of the Selling Securityholder set forth in the table in the Prospectus under the caption "Selling Securityholders" as "Fidelity Capital Trust (4)" is hereby corrected to read as "Fidelity Capital Trust: Fidelity Capital Appreciation Fund (4)."

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 6, 1998